UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 8, 2015

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant's telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2015, the Board of Directors (the “Board”) of Finisar Corporation (the “Company”) appointed Michael L. Dreyer to fill an existing vacancy on the Board. The Company’s Board consists of six directors who are elected to staggered three-year terms. Mr. Dreyer will serve as a director until the annual meeting of stockholders in 2017. Mr. Dreyer has been appointed to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
Mr. Dreyer is currently the Chief Operations Officer of Silicon Valley Bank and is responsible for bank and non-bank operations worldwide. Mr. Dreyer oversees SVB's core operations, enterprise project management, client service and information technology teams. Mr. Dreyer is also currently a director of F5 Networks, Inc. Before joining SVB, Mr. Dreyer was president and COO of Monitise from August 2014 to September 2015, where he was responsible for the design, build, and operations of its technology globally, and he ran the company's Americas business. Prior to Monitise, Mr. Dreyer was the global head of technology and CIO at VISA Inc. from 2005 to 2014, responsible for the company's systems and technology platforms. Previously, Mr. Dreyer was chief information officer of Inovant, where he oversaw the development and management of Visa's global systems technology. He has also held executive positions at VISA USA as senior vice president of processing and emerging products, and senior vice president of commercial solutions. Additionally, Mr. Dreyer held senior positions at American Express, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer received an M.B.A. and a B.A. in psychology from Washington State University.
Mr. Dreyer will receive compensation in accordance with the Company’s independent director compensation policy adopted by the Board from time to time. The Company’s current independent director compensation policy is described in the Company’s definitive proxy statement for its annual meeting of stockholders held September 8, 2015, which definitive proxy statement was filed with the Securities and Exchange Commission on July 30, 2015 and is available at http://www.sec.gov. Additionally, Mr. Dreyer will enter into the Company’s standard indemnification agreement made available to all of the Company’s directors.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2015                     Finisar Corporation
By: /s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President and Chief Counsel